UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2008

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2008, Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Broadcom Corporation, a California corporation (“Broadcom”), and Broadcom International Limited, an exempted company organized and existing under the laws of the Cayman Islands (“BIL”), pursuant to which Broadcom and BIL have agreed to acquire certain assets related to the Company’s digital television business (the “DTV Assets”). Upon the terms and subject to the conditions of the Asset Purchase Agreement, as consideration for the DTV Assets, Broadcom will (i) pay to the Company $192.8 million in cash, less an adjustment for certain employee-related expenses and (ii) assume specified liabilities related to the DTV Assets.

The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring the Company not to solicit certain employees of Broadcom or to compete with Broadcom in certain product lines related to the digital television business for a period of two years following the closing of the transaction (the “Closing”). Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. Ten percent of the purchase price will be deposited in escrow at the Closing and will be available for a period of eighteen months to satisfy any amounts owed by the Company to Broadcom pursuant to the indemnification provisions of the Asset Purchase Agreement. An additional $15 million of the purchase price may be held in escrow to the extent certain audited 2008 financial statements for the acquired business cannot be delivered to Broadcom prior to the Closing; such escrow, if established, would be subject to forfeiture or reduction in the event of nondelivery or delay in delivery beyond certain agreed time periods.

In connection with the transaction, Broadcom has agreed to offer employment to approximately 530 of the Company’s digital television business employees.

Consummation of the transaction is subject to the satisfaction of customary closing conditions, including, among other matters, (i) execution and delivery of specified ancillary agreements, (ii) accuracy of the representations and warranties and compliance with the covenants set forth in the Asset Purchase Agreement, each in all material respects, (iii) absence of any material adverse effect on the Company’s digital television business, (iv) acceptance of employment at Broadcom by specified groups of the Company’s current employees in the digital television business, (v) receipt of certain legally required regulatory approvals, (vi) consents of certain of the Company’s contractual counterparties and (vii) the preparation and delivery to Broadcom of certain audited 2007 financial statements related to the digital television business. Either party may terminate the Asset Purchase Agreement, subject to certain exceptions, in the event of uncured breach by the other party, or if the closing has not occurred by February 27, 2009 (which either party may extend up to three months, to May 27, 2009, if regulatory approvals remain pending and are reasonably obtainable). In addition, Broadcom may terminate the Asset Purchase Agreement in the event of certain adverse legal or regulatory action or a material adverse effect to the digital television business, or in the event of certain employee-related developments.

In connection with the transaction, the Company and Broadcom also entered into an Intellectual Property Cross-License Agreement (the “Cross License”), an IP Core License Agreement (the “Core License”), and a Trademark License Agreement (the “Trademark License”). Pursuant to the Cross License, the Company will, effective at the Closing, (i) grant a non-exclusive patent license to Broadcom and its subsidiaries under certain patents of the Company and its affiliates that, without a license, would be infringed by the design, manufacture, use or sale of the products being acquired by Broadcom or elements thereof, and (ii) license to Broadcom and its subsidiaries certain other intellectual property rights and technology retained by the Company and its affiliates and currently used in, necessary for or primarily related to the digital television business that Broadcom is acquiring from the Company. The non-patent intellectual property license granted to Broadcom will also be a nonexclusive license, except that, for a period of three years following the Closing, Broadcom will have exclusive rights under the Cross License in specified fields of use. The Cross License also requires Broadcom to, effective at the Closing, (i) grant back to the Company and its subsidiaries a non-exclusive license to use certain non-patent intellectual property rights and technology purchased by Broadcom in specified fields of use and (ii) grant back to the Company and its subsidiaries a non-exclusive patent license covering the patents purchased by Broadcom to make and sell products other than the products Broadcom is acquiring. All of the licenses to be granted in the Cross License by either party will be royalty-free, perpetual and irrevocable.

Pursuant to the Core License, the Company and its affiliates will, effective at the Closing, grant a non-exclusive, royalty-free, perpetual and irrevocable license to Broadcom and its subsidiaries under certain technology related to certain of the Company’s graphic processor cores and related intellectual property rights for the purpose of designing, making and selling certain products to the extent they incorporate the applicable cores or derivative thereof, outside of certain restricted fields of use (which include, but are not limited to, certain CPUs and graphics processing units, or GPUs, for use in mobile devices). Pursuant to the Trademark License, the Company will grant to Broadcom and its subsidiaries, effective at the Closing, a royalty-free, non-exclusive license to the trademarks of the Company associated with the transferred digital television products for a transitional period following the Closing.

At the Closing, the Company and Broadcom, or their applicable subsidiaries, will enter into certain ancillary agreements, including agreements related to the transfer of assets in foreign jurisdictions, lease and sublease agreements and a transition services agreement, pursuant to which the Company will provide specified transitional services to Broadcom for certain limited periods after the Closing.

The foregoing is a summary of the terms of the Asset Purchase Agreement and the other agreements summarized herein that are, in the Company’s judgment, material to the Company, and does not purport to summarize or include all terms relating to the transactions contemplated by the Asset Purchase Agreement and the other agreements summarized herein.

The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement, Cross License and Core License, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2008	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary